                    AMENDED AND RESTATED SUBLEASE AGREEMENT

         THIS AMENDED AND RESTATED SUBLEASE AGREEMENT (the "SUBLEASE"), entered into as of February 17, 2000, is made by and between Jaycor, Inc., a California corporation ("SUBLANDLORD") and JNI Corporation, a Delaware corporation ("SUBTENANT").

                                    RECITALS

         A. Pursuant to that certain Lease dated July 9, 1998 (the "MASTER LEASE") attached hereto as Exhibit A, Carramerica Realty Corporation, a Maryland corporation (the "MASTER LANDLORD"), as landlord, leased to Sublandlord, as tenant, that certain building (the "BUILDING") located at 9775 Towne Centre Drive, San Diego, California consisting of approximately 105,358 square feet (the "PREMISES").

         B. Pursuant to that certain Sublease dated October 7, 1998 by and between Sublandlord and Subtenant as amended by that certain First Amendment to Sublease on December 1, 1998, that certain Second Amendment to Sublease dated April 1, 1999, that certain Third Amendment to Sublease dated May 15, 1999, that certain Fourth Amendment to Sublease dated August 1, 1999, that certain Fifth Amendment to Sublease dated October 1, 1999, that certain Sixth Amendment to Sublease dated November 1, 1999, and that certain Seventh Amendment to Sublease dated February 1, 2000 (collectively, the "ORIGINAL SUBLEASE"), Sublandlord sublet a certain portion of the Premises to Subtenant (the "ORIGINAL SUBLET PREMISES").

         C. Sublandlord and Subtenant desire to amend and restate the Original Sublease in its entirety to increase the rentable square feet of the Original Sublet Premises and amend other terms and provisions of the Original Sublease as set forth below and all effective as of the Commencement Date (as defined below).

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

         1. SUBLEASE. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord, upon all of the terms and conditions set forth herein, that portion of the Premises consisting of approximately 70,766 rentable square feet as more particularly described on Exhibit A attached hereto and incorporated herein (the "SUBLET PREMISES"). Subject to the provisions of Sections 9.3 and 9.4 below, Sublandlord covenants that Subtenant shall be entitled to quiet enjoyment of the Sublet Premises, provided that Subtenant complies with the terms of this Sublease.

         2. TERM. The term of this Sublease ("TERM") shall commence on the date on which Sublandlord has vacated the Sublet Premises which is estimated to be on or about July 1, 2000 ("COMMENCEMENT DATE"), and shall end on October 31, 2004 (the "EXPIRATION DATE") unless sooner terminated pursuant to any provision hereof. If Sublandlord, for any reason whatsoever, cannot deliver possession of the Sublet Premises to Subtenant on the Commencement Date, this Sublease shall not be void or voidable, nor shall Sublandlord be liable to Subtenant for any loss or damage resulting from such failure to deliver. In that event, however, Subtenant shall not be liable for any Rent (as defined in Section 4.1 below) and the Term shall not commence until Sublandlord delivers possession to Subtenant.

         3. CONDITION OF SUBLET PREMISES - DELIVERY AS IS. Sublandlord shall deliver, and Subtenant shall accept, possession of the Sublet Premises in their "as is" condition as the Sublet Premises exists on the date hereof. Sublandlord shall have no obligation to furnish or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Sublet Premises ready or suitable for Subtenant's occupancy. Sublandlord makes no representations or warranties to Subtenant regarding the Sublet Premises, including the structural condition of the Sublet Premises and the condition of any mechanical, electrical and other systems of the Sublet Premises. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Sublet Premises and the common areas of the Building. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has made and has not relied on any representation or warranty from Sublandlord concerning the Sublet Premises or the Building.

         4.       RENT

                  4.1 PAYMENT OF RENT. Subtenant shall pay Sublandlord without demand, deduction or offset in lawful money of the United States, to Sublandlord, at 9775 Towne Centre Drive, San Diego, California or to such other address as Sublandlord may designate in writing, the monthly base rent ("Base Rent") set forth in Section 4.2 in advance on or before the first day of each month during the Term and any other additional payments due to Sublandlord under this Sublease (together with Base Rent, the "Rent") when required under this Sublease. Payments for any partial month at the beginning or end of the Term shall be prorated to the appropriate calendar month.

                  4.2 BASE RENT. Subtenant shall pay to Sublandlord as Base Rent for the Sublet Premises during the Term Subtenant's Prorata Share (as defined below) of the Base Rent for the Premises set forth in Section 7 of the
Schedule in the Master Lease, which Base Rent shall be increased in accordance with the provisions of such Section 7. As used herein, Subtenant's Prorata Share is sixty-seven percent (67%) (which is based on 70,766 square feet for the Sublet Premises and 105,358 for the Premises).

                  4.3 ADJUSTMENT TO PRORATA SHARE. Sublandlord may elect to store and maintain furniture and laboratory equipment in certain portions of the Premises (the "Sublandlord Storage Areas"). If Sublandlord elects to maintain the Sublandlord Storage Areas, then (i) Subtenant's Prorata Share shall be recalculated by subtracting the number of rentable square feet of the Sublandlord Storage Areas from the rentable square feet of the Sublet Premises, and Sublandlord will be obligated to pay the Base Rent allocable to the Sublandlord Storage Areas; and (ii) Sublandlord and Subtenant shall each execute an amendment to this Sublease documenting the revised Subtenant's Prorata Share.

         5. ADDITIONAL RENT. In addition to the Base Rent payable pursuant to Section 4.2 above, Subtenant shall pay as additional rent Subtenant's Prorata Share of the Operating Cost Rent, Tax Rent, and Additional Rent (including, without limitation, utilities) required to be paid by Sublandlord in accordance with Section 2 of the Master Lease. Sublandlord shall give Subtenant written notice of Sublandlord's estimate of the amount of the Operating Cost Rent and Tax Rent per month payable pursuant to this Section 5 for each calendar year promptly following Sublandlord's receipt of Master Landlord's estimate or any revised estimate of the Operating Cost Rent and Tax Rent payable under the Master Lease. Within five (5) days after receiving Sublandlord's estimate, Subtenant shall pay to Sublandlord one-twelfth (1/12th) of the estimate, multiplied by the number of months that have elapsed in the applicable year to tie date of such payment including the current month minus payments previously made by Subtenant for the months elapsed. On the first day of each month thereafter, Subtenant shall pay Sublandlord one-twelfth (1/12th) of this estimate until a new estimate becomes applicable. The estimates of the Operating Cost Rent and Tax Rent shall be reconciled with the actual Operating Cost Rent and Tax Rent in accordance with Section 2.B. of the Master Lease.

         6. SECURITY DEPOSIT. Concurrently with execution of this Sublease, Subtenant shall deliver to Sublandlord as security for the faithful performance of all its obligations hereunder a security deposit in the amount of $98,364.74 for the benefit of Sublandlord and any successor in interest of Sublandlord (the "Security Deposit"). If Subtenant is in default, Sublandlord may, but without obligation to do so, use the Security Deposit, or any portion thereof, to cure the default or to compensate Sublandlord for all damages sustained by Sublandlord resulting from Subtenant's default. Subtenant shall immediately on demand pay to Sublandlord a sum equal to the portion of the Security Deposit so applied or used so as to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Sublandlord. As soon as practical after the termination of this Sublease, Sublandlord shall return the Security Deposit to Subtenant, less such amount as is reasonably necessary, as reasonably determined by Sublandlord, to remedy Subtenant's default(s) hereunder or to otherwise restore the Sublet Premises to a clean and safe condition, reasonable wear and tear excepted. If the cost to restore the Sublet Premises exceeds the amount of the Security Deposit, Subtenant shall promptly deliver to Sublandlord such excess sum as is reasonably determined by Sublandlord. Sublandlord shall not be required to keep the Security Deposit separate from other funds and Subtenant shall not be entitled to interest on the Security Deposit. In no event or circumstance shall Subtenant have the right to any use of the Security

Deposit and, specifically, Subtenant may not use the Security Deposit as a credit or to otherwise offset any payments required hereunder, including, but not limited to, Rent.

         7. USE. The Sublet Premises shall be used and occupied only for general office use and light assembly in the laboratory space and for no other use or purpose without the prior written consent of Sublandlord. Subtenant shall use the Sublet Premises in accordance with Section 6 of the Master Lease, as incorporated herein.

         8. PARKING. Subtenant shall be entitled to use one hundred seventy (170) unreserved parking spaces for the Term of this Sublease at no additional charge.

         9.       MASTER LEASE

                  9.1      COMPLIANCE WITH MASTER LEASE

                           (a)      Subtenant acknowledges that Subtenant has
reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease.

                           (b)      This Sublease is and shall be at all times
be subject and subordinate to the Master Lease. Subject to Section 9.3, Sublandlord agrees to (i) maintain the Master Lease during the term of this Sublease, (ii) pay all Rent required under the Master Lease in accordance with its terms, and (iii) to perform all of its obligations under the Master Lease that Subtenant has not assumed under this Sublease. Notwithstanding the foregoing sentence, Sublandlord shall not be liable to Subtenant for any early termination of the Master Lease unless such early termination is due to Sublandlord's breach under the Master Lease.

                           (c)      Under Section 17 of the Master Lease,
Sublandlord must obtain the consent of Master Landlord to this Sublease. This Sublease shall not be effective unless, within fifteen (15) days after the execution of this Sublease by Subtenant and Sublandlord, Master Landlord signs and delivers to Sublandlord and Subtenant a consent to this Sublease. In the event that Master Landlord does not deliver such consent, this Sublease shall terminate, the Security Deposit shall be refunded to Subtenant, and neither party shall have any liability to the other for anything arising out of or connected with this Sublease.

                           (d)      Subtenant agrees that it will occupy the
Sublet Premises in accordance with the terms of the Master Lease and perform and comply with, for the benefit of Sublandlord and Master Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Sublet Premises of this Sublease, other than the payment of Rent. Subtenant will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, including without limitation surrendering possession of the Sublet Premises to Sublandlord no later than the expiration or termination date of the Sublease, or render Sublandlord liable for any damage, charges or expenses thereunder.

                           (e)      Subtenant further covenants and agrees to
indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgement, expense (including, but not limited to, reasonable attorney's fees) and damage (collectively, "Loss") of any kind or nature whatsoever arising out of, by reason of, or resulting from, Subtenant's failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease, unless such Loss arises out of or results from the negligence or willful misconduct of Sublandlord.

                  9.2      INCORPORATION OF PROVISIONS OF MASTER LEASE

                           (a)      The terms, conditions and respective
obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which case, as between Sublandlord and Subtenant, the terms of this Sublease shall control over the Master Lease. Therefore, wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean Sublandlord, wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean Subtenant, and wherever in the Master Lease the word "Lease" is used it shall be deemed to mean this Sublease.

                           (b)      Except as otherwise expressly set forth
herein, the time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise only the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by two (2) business days, so that in each instance Subtenant shall have two (2) business days less time to observe or perform hereunder that Sublandlord has as the tenant under the Master Lease.

                           (c)      Except as otherwise expressly set forth
herein, the time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant to be performed by Sublandlord on the part of Master Landlord, or for the exercise by Sublandlord on behalf of Master Landlord of any right, remedy or option, are changed for the purposes of incorporation herein by reference by adding two (2) business days in each instance, so that in each instance Sublandlord shall have two (2) additional business days to observe or perform hereunder than Master Landlord has under the Master Lease.

                           (d)      Any non-liability, release, indemnity or
hold harmless provision in the Master Lease for the benefit of Master Landlord shall be deemed to inure to the benefit of Sublandlord, Master Landlord, or any other person intended to be benefitted by said provision.

                           (e)      Any right of Master Landlord under the
Master Lease of access or inspection and any right of Master Landlord under the Master Lease to do work in the Sublet

Premises or in the Building and any right of Master Landlord under the Master Lease in respect of rules and regulations shall be deemed to inure to the benefit of Sublandlord, Master Landlord, and any other person intended to be benefitted by said provision.

                           (f)      In all provisions of the Master Lease (under
the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Master Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Master Landlord. Sublandlord shall not unreasonably withhold or delay any approval or consent hereunder or under the Master Lease and shall use its reasonable efforts to assist Subtenant in Obtaining any consent that Subtenant desires to obtain from Master Landlord.

                           (g)      In all provisions of the Master Lease (under
the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the tenant to submit, exhibit, supply or provide to Master Landlord evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit, supply or provide to, as the case may be, the same to both Master Landlord and Sublandlord.

                           (h)      In all provisions of the: Master Lease
(under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the tenant to designate Master Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Master Landlord and Sublandlord on its insurance policy and shall provide Master Landlord and Sublandlord with a copy of such policy.

                  9.3 TERMINATION OF MASTER LEASE. Sublandlord is currently negotiating with Master Landlord to terminate the Master Lease (the "Negotiated Termination"). If the conditions to the Negotiated Termination are fulfilled and the Master Lease is terminated in accordance therewith, Sublandlord shall be obligated, among other things, to (i) pay to Master Landlord $450,000 as part of a lease termination fee on January 1, 2001, and (ii) vacate the Premises on or before April 30, 2001. Subtenant agrees that, if the Master Lease is terminated in accordance with the Negotiated Termination, then: (x) on or before April 30, 2001, Subtenant shall pay $450,000 to Sublandlord as reimbursement for the lease termination fee, and (y) this Sublease shall terminate effective as of and Subtenant shall vacate the Premises on or before April 30, 2001. If Subtenant does not vacate the Premises on or before April 30, 2001, then Subtenant shall be obligated to pay holdover Rent in the amount of 200% of the Rent then due and payable under this Sublease. If the Master Lease is not terminated pursuant to the Negotiated Termination and Sublandlord elects to enter into a sublease for the remainder of the Premises, then Subtenant shall have the right to approve any such subtenant, which approval shall not be unreasonably withheld.

                  9.4      MASTER LANDLORD'S OBLIGATIONS

                           (a)      Subtenant agrees that Sublandlord shall not
be required to perform any of the covenants, agreements or obligations of Master Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Master Landlord, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Master Landlord to perform such covenants, agreements and obligations thereunder. Notwithstanding the foregoing, Sublandlord shall, upon Subtenant's written request, use reasonable efforts to obtain Master Landlord's performance of such covenants, agreements and obligations thereunder.

                           (b)      Sublandlord shall not be responsible for any
failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Master Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services of facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease, or (ii) liability on the part of Sublandlord unless it is a direct result of negligence or willful misconduct on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall take such action as may reasonably be indicated, under the circumstances, to remedy such failure or interruption upon Subtenant's request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of the Master Landlord.

         10. ASSIGNMENT AND SUBLETTING. Subtenant shall not assign this Sublease or sublet all or any portion of the Sublet Premises without the prior written consent of Sublandlord and Master Landlord. Sublandlord shall not unreasonably withhold or delay its consent and shall use reasonable efforts to assist Subtenant in obtaining any such consents from Master Landlord. Subtenant shall reimburse Sublandlord for all reasonable costs and expenses (including without limitation attorney's fees) incurred by Sublandlord in connection with Subtenant's assignment or subletting of this Sublease or any interest therein.

         11.      INDEMNIFICATION

                  11.1 INDEMNIFICATION. Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all Losses which Sublandlord may incur or pay out (including, without limitation, to Master Landlord) by reason of (a) any accidents, damages or injuries to persons or property occurring in, on or about the Sublet Premises, (b) any breach or default hereunder on the Subtenant's part, (c) the successful enforcement of Sublandlord's rights under this Section or any other Section of this sublease, (d) any work done after the date hereof in or to the Sublet Premises except if done by Sublandlord or Master Landlord, or (e) any act, omission or negligence on the part of the Subtenant or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under Subtenant. Notwithstanding the foregoing, Subtenant shall not be obligated to indemnify Sublandlord against any Loss which has been caused by the negligence or wrongful act of Sublandlord or Master Landlord.

                  11.2 LIMITATION OF SUBLANDLORD'S LIABILITY. Sublandlord shall not be liable for personal injury or property damage to Subtenant, its officers, agents employees, invitees, guests, licensees or any other person in the Sublet Premises, except to the extent caused by the negligence or willful misconduct of Sublandlord. Any property of Subtenant kept or stored in the Sublet Premises shall be kept or stored at the sole risk of Subtenant.

         12. NOTICES. Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or other reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States Certified or registered mail, return receipt requested, addressed to the following address:

If to Subtenant:         Jaycor, Inc.
                         9775 Towne Centre Drive
                         San Diego, CA 92121
                         Attn: Randy Johnson
                         Telephone: (858) 535-3129
                         Facsimile: (858) 452-0108

If to Sublandlord:       JNI Corporation
                         9775 Towne Centre Drive
                         San Diego, CA 92121
                         Attn: Gloria Purdy
                         Telephone: (858) 552-3588
                         Facsimile: (858) 552-1428

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

         13. ATTORNEY'S FEES. If Sublandlord or Subtenant brings action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to its reasonable attorney's fees to be paid by the losing party as fixed by the Court.

         14. BROKERS. Each party represents and warrants that it has dealt with no brokers in connection with this Sublease, and each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorney's fees) arising from or relating to any claims to the contrary.

         15. COMPLETE AGREEMENT. There are no representations, warranties, agreements, arrangements, or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease. This Sublease cannot be amended or terminated nor may any of its provisions by waived orally or in any manner other than by a written agreement executed by both parties.

         16. COUNTERPARTS. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

         17. EFFECTIVE DATE. Subject to Section 9.1(c), this Sublease shall be effective on the Commencement Date, at which time the Original Sublease shall cease to be of any force or effect. Until this Sublease is effective, the Original Sublease shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written

JAYCOR, INC., a California corporation       JNI CORPORATION., a Delaware
                                             corporation

By: /s/ Randy Johnson                        By: /s/ Thomas Gregory
   -----------------------------------          --------------------------------
Name: Randy Johnson                          Name: Thomas Gregory
     ---------------------------------            ------------------------------
Title: VP-Finance/CFO                        Title: Chief Operating Officer
      --------------------------------             -----------------------------


By:                                          By:
   -----------------------------------          --------------------------------
Name:                                        Name:
     ---------------------------------            ------------------------------
Title:                                       Title:
      --------------------------------             -----------------------------